PricewaterhouseCoopers LLP



                       Consent of Independent Accountants




To the Trustees of Investment Trust:

We consent to the inclusion in Post-Effective Amendment No. 98 to the Registration Statement of Investment Trust (formerly Scudder Investment Trust) on Form N-1A, of our reports dated July 28, 1998 on our audits of the Statements of Assets and Liabilities of Scudder Tax Managed Growth Fund and Scudder Tax Managed Small Company Fund as of July 27, 1998, which are included in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption, "Experts."




                                                   /s/PricewaterhouseCoopers LLP
Boston, Massachusetts                                PricewaterhouseCoopers LLP
July 29, 1998